UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPARK ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5453215
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12140 Wickchester Ln, Ste 100 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-214023

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Spark Energy, Inc. (the “Registrant”). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption “Description of Series A Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series A Preferred Stock (the “Prospectus Supplement”) dated March 8, 2017 and filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-214023), which became effective as of October 20, 2016. The Prospectus Supplement, including the description of the Series A Preferred Stock therein, is hereby incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1	Prospectus, dated October 20, 2016, filed under the Securities Act on October 7, 2016 (incorporated herein by reference).

2	Prospectus Supplement, dated March 8, 2017, filed pursuant to Rule 424(b)(5) under the Securities Act (incorporated herein by reference).

3	Amended and Restated Certificate of Incorporation of Spark Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 4, 2014).

4	Amended and Restated Bylaws of Spark Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on August 4, 2014).

5*	Certificate of Designation of Rights and Preferences of 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, dated March 13, 2017.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 14, 2017	SPARK ENERGY, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1	Prospectus, dated October 20, 2016, filed under the Securities Act on October 7, 2016 (incorporated herein by reference).

2	Prospectus Supplement, dated March 8, 2017, filed pursuant to Rule 424(b)(5) under the Securities Act (incorporated herein by reference).

3	Amended and Restated Certificate of Incorporation of Spark Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 4, 2014).

4	Amended and Restated Bylaws of Spark Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on August 4, 2014).

5*	Certificate of Designation of Rights and Preferences of 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, dated March 13, 2017.

*	Filed herewith.